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                                                                    EXHIBIT (5)


[HASKELL SLAUGHTER & YOUNG L.L.C.
 LETTERHEAD]


                                        October 15, 1996



MedPartners, Inc.
3000 Galleria Tower, Suite 1000
Birmingham, Alabama 35244-2331



Re:     Registration Statement on Form S-8 - Caremark International Inc. 1992
                                             Stock Option Plan for Non-Employee
                                             Directors and Caremark
                                             International Inc. Qualified
                                             Employee Stock Purchase Plan

                                        Our File No. 48367-012

Gentlemen:

        We have served as counsel for MedPartners, Inc., formerly MedPartners/Mullikin, Inc., a Delaware corporation, (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 825,864 shares (the "Shares") of the Company's authorized Common Stock, par value $.001 per share, to be issued to participants in the Caremark International Inc. 1992 Stock Option Plan for Non-Employee Directors and Caremark International Inc. Qualified Employee Stock Purchase Plan (the "Plans") pursuant to the Company's Registration Statement on Form S-8 (the "Registration Statement"). This opinion is furnished to you pursuant to the requirements of Form S-8.

        In connection with this opinion, we have examined and are familiar with originals or copies (certified or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the incorporation of the Company and to the authorization and issuance of the Shares and the authorization and adoption of the Plans as we have deemed necessary and appropriate.

        Based upon the foregoing, and having regard for such legal considerations as we have







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MedPartners, Inc.
October 15, 1996
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deemed relevant, it is our opinion that:

        1.     The Shares have been duly authorized.

        2. Upon issuance, sale and delivery of the Shares as contemplated in the Registration Statement and the Plans, the Shares will be legally issued, fully paid and nonassessable.

        We do hereby consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement and to the filing of this Opinion as an Exhibit thereto.

                                        Very truly yours,

                                        HASKELL SLAUGHTER & YOUNG, L.L.C.


                                        By  /s/ Robert E. Lee Garner
                                          ------------------------------
                                                Robert E. Lee Garner


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